POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, MediaOne Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission"), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of up to 10,000,000 shares of the Company's Common Stock, par value $0.01, and associated rights to purchase Series A Preferred Stock (together, the "Common Stock"), in connection with a broad-based compensation plan for Company employees; and

WHEREAS, each of the undersigned is a Director of the Company;

NOW, THEREFORE, each of the undersigned constitutes and appoints STEPHEN E. BRILZ as attorney for him or her and in his or her name, place, and stead, and in his or her capacity as a Director of the Company, to execute and file such Registration Statement, and thereafter to execute and file any further amendments or supplements thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 2nd day of October, 1998.


/s/  Kathleen A. Cote                                  /s/  Robert L. Crandall
Kathleen A. Cote                                       Robert L. Crandall


/s/  Grant A. Dove                                     /s/  Allan D. Gilmour
Grant A. Dove                                          Allan D. Gilmour


/s/  Pierson M. Grieve                                 /s/  Charles M. Lillis
Pierson M. Grieve                                      Charles M. Lillis


/s/  Charles P. Russ, III                              /s/  Louis A. Simpson
Charles P. Russ, III                                   Louis A. Simpson


/s/  Jack Slevin                                       /s/  Daniel W. Yohannes
Jack Slevin                                            Daniel W. Yohannes